PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of August 22, 2008, is made by and between HYDROGEN CORPORATION, a Nevada corporation (“the “Pledgor”) in favor of FEDERATED KAUFMANN FUND, a portfolio of Federated Equity Funds, a Massachusetts business trust, as agent for the Lenders (as defined below) (in such capacity, together with its successors and assigns, the “Pledgee”).

RECITALS

A. The Pledgor, Hydrogen, L.L.C., an Ohio limited liability company (the “Borrower”), Federated Kaufmann Fund, a portfolio of Federated Equity Funds, a Massachusetts business trust and Samsung C&T Corporation, a corporation organized under the laws of the Republic of Korea (collectively, together with their respective successors and assigns, the “Lenders”), and the Pledgee in its capacity as Agent for the benefit of the Lenders are parties to that certain Loan and Security Agreement of even date herewith (as amended, the “Loan Agreement”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

B. Pursuant to the Loan Agreement, the Lenders are making term loans to the Borrower (the “Loan”).

C. As a condition to the making of the Loan to the Borrower and pursuant to that certain Guaranty, dated as of even date herewith, between the Agent and the Pledgor, the Pledgor is required to execute and deliver this Agreement and shall have made the pledge contemplated hereunder of its membership interest in the Borrower to provide security for the Borrower’s obligations under the Loan Agreement and any and all other instruments, agreements and documents delivered or executed in connection therewith (as any of the foregoing may be amended, supplemented or modified from time to time, collectively, the “Loan Documents”).

NOW, THEREFORE, in consideration of the premises hereinabove, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Pledgor hereby covenants and agrees with the Pledgee as follows:

1. SECURITY FOR OBLIGATIONS, ETC. This Agreement is for the benefit of the Pledgee (in its capacity as Agent for the benefit of the Lenders) and any successor Agents appointed pursuant to the Loan Agreement to secure the prompt and complete payment and performance when due of all obligations, liabilities, indebtedness (whether for principal, interest, charges, or fees), costs, expenses, covenants, indemnities and agreements of every nature whatsoever of the Borrower to the Lenders and the Pledgee (in its capacity as Agent for the benefit of the Lenders) now existing or hereafter arising under the Loan Agreement, this Agreement, and any and all other Loan Documents (all of the foregoing being herein collectively called the “Secured Obligations”).

2. DEFINITION OF PLEDGED COLLATERAL. As used herein, the term “Pledged Collateral” shall mean one hundred percent (100%) of Pledgor’s membership interest in the Borrower.

3. PLEDGE OF PLEDGED COLLATERAL AND OTHER COLLATERAL.

3.1 Pledge. To secure the Secured Obligations and for the purposes set forth in Section 1 hereof, Pledgor hereby pledges, collaterally assigns and conveys, and grants a security interest in and lien on, in favor of Pledgee (as Agent for the benefit of the Lenders), all of Pledgor’s right, title and interest in, to, and under (A) the Pledged Collateral, (B) any additional Pledged Collateral acquired pursuant to Section 3.2 below (whether by purchase, dividend, distribution, merger, consolidation, sale of assets, split, spin-off, or any other dividend or distribution of any kind or otherwise), (C) all distributions, dividends, cash, certificates, liquidation rights and interests, options, rights, warrants, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any and all of the Pledged Collateral, and (D) all proceeds, products, replacements and substitutions for any of the foregoing, in each case whether now owned or hereafter acquired by the Pledgor (collectively, the “Collateral”). The Pledgor shall permit the Pledgee to file a UCC Financing Statement naming the Pledgor as debtor and the Pledgee as secured party with respect to the Collateral in any jurisdiction reasonably required by the Pledgee (including with the Nevada Secretary of State).

3.2 Subsequently Acquired Pledged Collateral. If at any time or from time to time after the date hereof, the Pledgor shall acquire any additional Pledged Collateral, including any further equity in the Borrower (whether by purchase, dividend, distribution, merger, consolidation, sale of assets, split, spin-off, or any other dividend or distribution of any kind or otherwise), the Pledgor will forthwith pledge additional Collateral. The Pledgor shall permit the Pledgee to file a UCC Financing Statement naming the Pledgor as debtor and the Pledgee as secured party with respect to the additional Collateral in any jurisdiction reasonably required by the Pledgee (including with the Nevada Secretary of State).

3.3 Certificated Pledged Collateral. In addition to anything contained in Sections 3.1 and 3.2 hereof, if any Pledged Collateral (whether now owned or hereafter acquired) is or becomes evidenced by a certificated security, the Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required to perfect the security interest of the Pledgee (as Agent for the benefit of the Lenders) under applicable law (including, in any event, delivery of physical possession of all certificates to the Pledgee, and take any other action required or appropriate under this Agreement or the Uniform Commercial Code of the State of New York or equivalent provisions of any other applicable jurisdiction (the “UCC”)).

4. VOTING, ETC. Unless and until an Event of Default (as defined in the Loan Agreement) occurs, the Pledgor shall be entitled to vote any and all of the Pledged Collateral. All such rights of the Pledgor to vote shall cease in case an Event of Default shall occur and the Pledgee elects to enforce its rights and remedies against the Pledged Collateral and so directs and notifies the Pledgor.

5. PAYMENTS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default (as defined in the Loan Agreement) occurs, all cash distributions payable in respect of the Pledged Collateral shall be paid to the Pledgor. All such rights of the Pledgor to receive such cash distributions shall cease in case an Event of Default shall occur and the Pledgee elects to enforce its rights against the Pledged Collateral and so directs and notifies the Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(a) all other or additional securities or investment property, or rights to subscribe for or purchase any of the foregoing, or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Collateral;

(b) all other or additional securities, investment property or property (including cash) paid or distributed in respect of the Pledged Collateral by way of split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c) all other or additional securities, investment property or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange, dividend, split, or distribution, conveyance of assets, liquidation or similar reorganization or other disposition of Collateral.

If at any time the Pledgor shall obtain or possess any of the foregoing Collateral described in this Section, the Pledgor shall be deemed to hold such Collateral in trust for the Pledgee and the Pledgor shall promptly surrender and deliver such Collateral to the Pledgee.

6. REMEDIES IN CASE OF AN EVENT OF DEFAULT. In case an Event of Default occurs or exists, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Loan Agreement, any other Loan Documents, and/or in equity or by law, and including, without limitation, all rights and remedies of a secured party of a debtor in default under the UCC) for the protection and enforcement of its rights in respect of the Collateral, and to the fullest extent permitted by applicable law, the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 5 hereof to the Pledgor;

(b) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(c) to vote all or any part of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

(d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker’s board or at any of the Pledgee’s offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of time or place of sale or adjournment thereof or to redeem (all of which, except as may be required by mandatory provisions of applicable law, are hereby expressly and irrevocably waived by the Pledgor) for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine. Pledgor agrees that to the extent that notice of sale shall be required by law that at least ten (10) calendar days’ notice to the Pledgor of the time (which shall be during normal business hours) and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the collateral, whether before or after sale hereunder, and all rights, if any of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto;

(e) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

(f) in respect of the Collateral, to execute all such contracts, agreements, deeds, documents and instruments, to bring, defend and abandon all such actions, suits and proceedings, and to take all actions in relation to all or any part of the Collateral as the Pledgee in its absolute discretion may determine;

(g) to appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section and to dismiss the same, all of the Pledgee in its absolute discretion may determine; and

(h) generally, to take all such other action as the Pledgee in its absolute discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section and which the Pledgee may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

7. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement, the Loan Agreement, any Loan Document or any other security agreement, mortgage, guaranty or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement, or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. All moneys collected by the Pledgee upon sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied in accordance with the provisions of the Loan Agreement.

8. FURTHER ASSURANCES. Pledgor agrees that, at any time and from time to time, Pledgor will join with the Pledgee in executing and, at the Pledgor’s own expense, will file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral, and hereby authorizes the Pledgee to file financing statements and amendments thereto relative solely to the Collateral, and agrees to do such further acts and things and to promptly execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may require or deem advisable to carry into effect the purpose of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

9. REASONABLE CARE BY PLEDGEE. The Pledgee shall be deemed by the Pledgor to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own similar property.

10.   TRANSFER BY THE PLEDGOR. The Pledgor shall not sell, transfer or otherwise dispose of, grant any option with respect to, or pledge or otherwise encumber any of the Collateral or any interest therein.

11. REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. Pledgor hereby represents and warrants to the Pledgee, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:

11.1 Validity, Perfection and Priority. The pledge and security interests in the Collateral granted to the Pledgee constitute valid and continuing security interests in the Collateral. Upon the filing of a UCC Financing Statement naming the Pledgor as debtor and the Pledgee as secured party with the Nevada Secretary of State, the security interests in the Pledged Collateral granted to the Pledgee hereunder constitute valid and perfected security interests therein.

11.2 No Liens; Other Financing Statements.

(a) Except for the liens and security interests granted to the Pledgee, the Pledgor is the legal and beneficial owner of, and has good title to, the Pledged Collateral and is the lawful owner of all of the other Collateral whether now existing or hereafter acquired and will continue to own each item of the Collateral free and clear of any and all pledges, liens, mortgages, hypothecations, security interests, charges, rights, options, claims and other encumbrances of all other Persons and the Pledgor shall defend the Collateral against all claims and demand of all Persons at any time claiming the same or any interest therein adverse to the Pledgee.

(b) No financing statement or other evidence of lien covering or purporting to cover any of the Collateral is on file in any public office.
11.3 Pledged Collateral.

(a) The Pledged Collateral is and all other Pledged Collateral in which the Pledgor shall hereafter grant a lien or security interest pursuant to Section 2 hereof will be, duly authorized, validly issued, and, except for the pledge provided in Section 3.1 hereof in favor of Pledgee, none of such Pledged Collateral is or will be subject to any legal or contractual restriction. The Pledged Collateral is, as of the date hereof, and shall be at all times hereafter during the term of this Agreement, freely transferable without restriction or limitation (except as limited by the terms of this Agreement).

(b) The Pledge Collateral constitutes all of the issued and outstanding securities and investment property legally and beneficially owned by the Pledgor on the date hereof in or relating to Borrower. The Pledgor is the sole member of the Borrower.

11.4 Power and Authority. The Pledgor has the power and authority to pledge and assign all of the Collateral pursuant to this Agreement. The Pledgor has executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with the terms herein.

11.5 No Violation. Neither the execution, delivery or performance by the Pledgor of this Agreement, nor compliance with the terms and provisions hereof by the Pledgor nor the consummation of the transactions contemplated hereby will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under any agreement or other instrument to which Pledgor is a party.

11.6 Corporate Identification Number. Pledgor’s corporate identification number issued by the Nevada Secretary of State is C16508-1999.

12. COVENANTS OF THE PLEDGOR. Pledgor covenants and agrees with the Pledgee that on and after the date hereof and until all of the Secured Obligations shall have been paid in full:

12.1 Collateral. (a) The Pledgor will defend the Pledgee’s right, title and security interest in and to the Collateral against the claims and demands of all Persons whomsoever; (b) the Pledgor will have good and marketable title to and right to pledge any other property at any time hereinafter constituting Collateral and will likewise defend the right thereto and security interest therein of the Pledgee; and (c) except the Operating Agreement in effect on the date hereof, Pledgor will not without the advance written consent of the Pledgee, with respect to any Collateral, enter into any shareholder type agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

12.2 Right of Inspection. The Pledgee and its representatives shall upon reasonable advance notice have full and free access to all the books, correspondence and records of the Pledgor relating to the Collateral, if any, and the Pledgee and its representatives may examine the same, take extracts therefrom and make photocopies thereof.

12.3 Compliance with Laws. The Pledgor will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof.

12.4 Payment of Obligations. The Pledgor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of any income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral.

12.5 No Impairment. The Pledgor will not take or permit to be taken any action which could impair the Pledgee’s rights in the Collateral. The Pledgor will not create, incur or permit to exist, will defend the Collateral against and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, and will defend the right, title and interest of the Pledgee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

12.6 Performance by Pledgee of Pledgor’s Obligations; Reimbursement. If the Pledgor fails to perform or comply with any of the agreements contained herein, the Pledgee may, without notice to or consent by the Pledgor, perform or comply or cause performance or compliance therewith, and the expenses of the Pledgee incurred in connection with such performance or compliance shall be payable by the Pledgor to the Pledgee on demand, and such reimbursement obligation shall be secured hereby; provided, however, the Pledgee shall not be under any obligation to taken any such action.

12.7 Further Identification of Pledged Collateral. The Pledgor will furnish to the Pledgee from time to time such reports in connection with the Pledged Collateral as the Pledgee may reasonably request from time to time.

12.8 Continuous Perfection. The Pledgor will not change the Pledgor’s name, in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of any applicable provision of Article 9 of the UCC) unless the Pledgor shall have given the Pledgee at least fifteen (15) days prior written notice thereof and shall have taken all action necessary or reasonably requested by the Pledgee to amend such financing statement or continuation statement so that it is not seriously misleading. The Pledgor will not change the Pledgor’s residence, unless the Pledgor shall have given the Pledgee at least fifteen (15) days prior written notice thereof and shall have taken such action as is necessary to cause the security interest of the Pledgee in the Pledged Collateral to continue to be perfected.

12.9 Stay or Extension Laws. The Pledgor will not at any time claim, take, insist upon or invoke the benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Pledged Collateral prior to any sale or sales thereof to be made pursuant to the provisions hereof or pursuant to the decree, judgment, or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by an state to redeem the property so sold or any part thereof, and the Pledgor hereby expressly waives, on behalf of the Pledgor and each and every person claiming by, through and under the Pledgor, all benefit and advantage of any such law or laws, and covenants that the Pledgor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power, right or remedy herein or hereby granted and delegated to the Pledgee, but will authorize, allow and permit the execution of every such power, right or remedy as though no such law or lass had been made or enacted.

12.10 Borrower’s Records; Sole Member. The Pledgor shall cause the Borrower to make a notation on the records of the Borrower indicating the interest granted hereby in favor of the Pledgee (as Agent for the benefit of the Lenders). The Pledgor will remain the sole member of the Borrower.

13. PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional in accordance with its terms and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), or any of the other documents, instruments or agreements relating to the Secured Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Loan Agreement, or any other Loan Document (as defined in the Loan Agreement), or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security or collateral to the Pledgee or its assignees or any acceptance thereof or any release of any security by the Pledgee or its assignees; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in party, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, as applicable, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Secured Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

14. NOTICES, ETC. Any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified in the Loan Agreement.

15. MISCELLANEOUS. The Pledgor agrees with the Pledgee that each of the obligations and liabilities of the Pledgor to the Pledgee under this Agreement may be enforced against the Pledgor without the necessity of joining any other Person (as defined in the Loan Agreement) as a party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the heirs and legal beneficiaries, and permitted successors and assigns of the Pledgor, as applicable, and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. Unless otherwise defined herein, terms defined in the UCC as in effect in the State of New York are used herein as therein defined. The headings in this Agreement are for convenience of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. If any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. The Pledgor shall have no rights of subrogation as to any of the Pledged Collateral until full and complete performance and payment of the Secured Obligations.

16. TERMINATION. This Agreement shall terminate after the Secured Obligations are paid in full and the Loan Agreement is terminated in accordance with its terms. Upon the termination of this Agreement, the Pledgee, at the request of the Pledgor and at the expense of the Pledgor, will promptly execute and deliver to the Pledgor the proper instruments acknowledging the termination of this Agreement and will duly assign, transfer and deliver to the Pledgor or to whomsoever shall be lawfully entitled to receive the same (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

17. AMENDMENTS; MARSHALLING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee. The Pledgee shall be under no obligation to marshal any assets or collateral in favor of the Pledgor or any other person or entity or against or in payment of any or all of the Secured Obligations.

18. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH PLEDGOR AND PLEDGEE HEREBY EXPRESSLY ELECT TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW HEREUNDER. PLEDGOR AND PLEDGEE AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

19. WAIVER OF JURY TRIAL. PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN PLEDGOR, PLEDGEE OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN PLEDGOR AND PLEDGEE. PLEDGOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY PLEDGEE WITH RESPECT TO THIS AGREEMENT OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

20. CONSENT TO JURISDICTION. PLEDGOR HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, PLEDGOR WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO PLEDGOR AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH PLEDGEE HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered as of the date first above written.

PLEDGOR:

HYDROGEN CORPORATION

		By:	/s/ John J. Freeh
		Name:	John J. Freeh
		Title:	Chief Executive Officer

PLEDGEE:

FEDERATED KAUFMANN FUND
a portfolio of Federated Equity Funds

		By:	/s/ Lawrence Auriana
		Name:	Lawrence Auriana
		Title:	Vice President

Acknowledged and Agreed:

COMPANY:

HYDROGEN, L.L.C.

By:	/s/ John J. Freeh
Name:	John J. Freeh
Title:	Chief Executive Officer